Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of                     , 20    , is made by and between Veeco Instruments Inc., a Delaware corporation (the “Corporation”) and                           (“Indemnitee”).

RECITALS

A.            The Corporation recognizes that competent and experienced persons are increasingly reluctant to serve or to continue to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact  that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

B.            The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

C.            The Corporation and Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors and officers;

D.            The Corporation believes that it is unfair for its directors and officers to assume the risk of huge judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable;

E.             The Corporation, after reasonable investigation, has determined that the liability insurance coverage presently available to the Corporation may be inadequate in certain circumstances to cover all possible exposure for which Indemnitee should be protected.  The Corporation believes that the interests of the Corporation and its stockholders would best be served by a combination of such insurance and the indemnification by the Corporation of the directors and officers of the Corporation;

F.             The Corporation’s Certificate of Incorporation requires the Corporation to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”);

G.            Section 145 of the DGCL (“Section 145”), under which the Corporation is organized, empowers the Corporation to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Corporation, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

H.            Section 102(b)(7) of the DGCL allows a corporation to include in its certificate of incorporation a provision limiting or eliminating the personal liability of a director for monetary damages in respect of claims by shareholders and corporations for breach of certain fiduciary duties, and the Corporation has so provided in its Certificate of Incorporation that each Director shall be exculpated from such liability to the maximum extent permitted by law;

I.              The Board of Directors has determined that contractual indemnification as set forth herein is not only reasonable and prudent but also promotes the best interests of the Corporation and its stockholders; and

J.             The Corporation desires and has requested Indemnitee to serve or continue to serve as a director or officer of the Corporation free from undue concern for unwarranted claims for damages arising out of or related to such services to the Corporation.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Generally.

To the fullest extent permitted by the laws of the State of Delaware:

(a) The Corporation shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee is or was or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.  For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee in respect of an alleged breach of fiduciary duties, to the fullest extent permitted under Section 102(b)(7) of the DGCL as in existence on the date hereof.

(b) The indemnification provided by this Section 1 shall be from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(c) Notwithstanding the foregoing provisions of this Section 1, in the case of any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

(d) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

Section 2. Successful Defense; Partial Indemnification. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 hereof or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. For purposes of  this Agreement and without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any action, suit, proceeding or investigation, or in defense of any claim, issue or matter therein, and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which Indemnitee is entitled.

Section 3. Determination That Indemnification Is Proper. Any indemnification hereunder shall (unless otherwise ordered by a court) be made by the Corporation unless a determination is made that indemnification of such person is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1(b) hereof. Any such determination, if any, shall be made (i) by Independent Legal Counsel, or (ii) by a court of competent jurisdiction.

Section 4. Advance Payment of Expenses; Notification and Defense of Claim.

(a) Expenses (including attorneys’ fees) incurred by Indemnitee in defending a threatened or pending civil, criminal, administrative or investigative action, suit or proceeding, or in connection with an enforcement action pursuant to Section 5(b), shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding within thirty (30) days after receipt by the Corporation of (i) a statement or statements from Indemnitee requesting such advance or advances from time to time, and (ii) an undertaking by or on behalf of Indemnitee to repay such amount or amounts, only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized by this Agreement or otherwise.  Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment. Advances shall be unsecured and interest-free.

(b) Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim thereof is to be made against the Corporation hereunder, notify the Corporation of the commencement thereof.  The failure to promptly notify the Corporation of the commencement of the action, suit or proceeding, or Indemnitee’s request for indemnification, will not relieve the Corporation from any liability that it may have to Indemnitee hereunder, except to the extent the Corporation is prejudiced in its defense of such action, suit or proceeding as a result of such failure.

(c) In the event the Corporation shall be obligated to pay the expenses of Indemnitee with respect to an action, suit or proceeding, as provided in this Agreement, the Corporation, if appropriate, shall be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same action, suit or proceeding, provided that (1) Indemnitee shall have the right to employ Indemnitee’s own counsel in such action, suit or proceeding at Indemnitee’s expense and (2) if (i) the employment of counsel by Indemnitee has been previously authorized in writing by the Corporation, (ii) counsel to the Corporation or Indemnitee shall have reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, on any significant issue between the Corporation and Indemnitee in the conduct of any such defense or (iii) the Corporation shall not, in fact, have employed counsel to assume the defense of such action, suit or proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement.  The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Corporation or Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

(d) Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee is, by reason of Indemnitee’s corporate status with respect to the Corporation or any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee is or was serving or has agreed to serve at the request of the Corporation, a witness or otherwise participates in any action, suit or proceeding at a time when

Indemnitee is not a party in the action, suit or proceeding, the Corporation shall indemnify Indemnitee against all expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 5. Procedure for Indemnification

(a) To obtain indemnification, Indemnitee shall promptly submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b) The Corporation’s determination whether to grant Indemnitee’s indemnification request shall be made promptly, and in any event within 60 days following receipt of a request for indemnification pursuant to Section 5(a). The right to indemnification as granted by Section 1 of this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or fails to respond within such 60-day period.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of costs, charges and expenses under Section 4 hereof where the required undertaking, if any, has been received by the Corporation) that Indemnitee has not met the standard of conduct set forth in Section 1 hereof, but the burden of proving such defense by clear and convincing evidence shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or one of its committees, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Section 1 hereof, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or one of its committees, its independent legal counsel, and its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.  The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Corporation.

(c) The Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification pursuant to this Section 5, and the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption.  Such presumption shall be used as a basis for a determination of entitlement to indemnification unless the Corporation overcomes such presumption by clear and convincing evidence.

Section 6. Insurance and Subrogation.

(a) The Corporation may purchase and maintain insurance on behalf of Indemnitee who is or was or has agreed to serve at the request of the Corporation as a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf in any such capacity, or arising out of Indemnitee’s status as such, whether or not the Corporation would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement. If the Corporation has such insurance in effect at the time the Corporation receives from Indemnitee any notice of the commencement of a proceeding, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the policy.  The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

(b) In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy, and Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Corporation shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(c) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

Section 7. Certain Definitions. For purposes of this Agreement, the following definitions shall apply:

(a) The term “action, suit or proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b) The term “by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise” shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act.

(c) The term “expenses” shall be broadly and reasonably construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, appeal bonds, other out-of-pocket costs and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Corporation or any third party, provided that the rate of compensation and estimated time involved is approved by the Board of Directors, which approval shall not be unreasonably withheld), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 145 of the General Corporation Law of the State of Delaware or otherwise.

(d) The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever (including, without limitation, all penalties and amounts required to be forfeited or reimbursed to the Corporation), as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan.

(e) The term “Corporation” shall include, without limitation and in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(f) The term “other enterprises” shall include, without limitation, employee benefit plans.

(g) The term “serving at the request of the Corporation” shall include, without limitation, any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

(h) A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

(i) The term “independent legal counsel” shall mean shall mean an attorney or firm of attorneys who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement or of other indemnitees under similar indemnity agreements).

Section 8. Limitation on Indemnification.  Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to an action, suit or proceeding (or part thereof) initiated by Indemnitee, except with respect to an action, suit or proceeding brought to establish or enforce a right to indemnification (which shall be governed by the provisions of Section 8(b) of this Agreement), or unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

(b) Action for Indemnification. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in establishing Indemnitee’s right to indemnification in such action, suit or proceeding, in whole or in part, or unless and to the extent that the court in such action, suit or proceeding shall determine that, despite Indemnitee’s failure to establish his or her right to indemnification, Indemnitee is entitled to indemnity for such expenses; provided, however, that nothing in this Section 8(b) is intended to limit the Corporation’s obligation with respect to the advancement of expenses to Indemnitee in connection with any such action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 4 hereof.

(c) Section 16 Violations. To indemnify Indemnitee on account of any proceeding with respect to which final judgment is rendered against Indemnitee for payment or an accounting of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

(d) Non-compete and Non-disclosure.  To indemnify Indemnitee in connection with proceedings or claims involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements the Indemnitee may be a party to with the Corporation, or any subsidiary of the Corporation or any other applicable foreign or domestic corporation, partnership, joint venture, trust or other enterprise, if any.

Section 9.  Certain Settlement Provisions.  The Corporation shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of any action, suit or proceeding without the Corporation’s prior written consent, which shall not be unreasonably withheld.  The Corporation shall not settle any action, suit or proceeding in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent, which shall not be unreasonably withheld.

Section 10. Savings Clause. If any provision or provisions of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.

Section 11. Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Corporation shall, to the fullest extent permitted by law, contribute to the payment of Indemnitee’s costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee, on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit, proceeding or Claim arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee, on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered.  The relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee, on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.  ; Notwithstanding the foregoing, such contribution shall not be required where such holding by the court is due to (i) the failure of Indemnitee to meet the standard of conduct set forth in Section 1 hereof, or (ii) any limitation on indemnification set forth in Section 6(c), 8 or 9 hereof.

Section 12. Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand, on the date of such receipt, (ii) if delivered by overnight courier, one business day after being sent, (iii) in the case of telecopy notice, when acknowledged as received, or (iv) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.  Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

Section 13. Subsequent Legislation. If the General Corporation Law of Delaware is amended after adoption of this Agreement to expand further the indemnification permitted to directors or officers, then the Corporation shall indemnify Indemnitee to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

Section 14. Nonexclusivity.  The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Corporation’s Certificate of Incorporation or ByLaws, in any court in which a proceeding is brought, the vote of the Corporation’s stockholders or disinterested directors, other agreements or otherwise, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.  However, no amendment or alteration of the Corporation’s Certificate of Incorporation or ByLaws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement

Section 15. Enforcement.  The Corporation shall be precluded from asserting in any judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court of competent jurisdiction in which a proceeding by Indemnitee for enforcement of his or her rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Corporation to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Corporation of its obligations under this Agreement.

Section 16. Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

Section 17. Entire Agreement.  This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superceded by this Agreement.

Section 18. Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 19. Successor and Assigns.  All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

Section 20. Service of Process and Venue.  For purposes of any claims or proceedings to enforce this agreement, the Corporation consents to the jurisdiction and venue of any federal or state court of competent jurisdiction in the state of Delaware, and waives and agrees not to raise any defense that any such court is an inconvenient forum or any similar claim.

Section 21. Supercedes Prior Agreement.  This Agreement supercedes any prior indemnification agreement between Indemnitee and the Corporation or its predecessors.

Section 22. Governing Law.  This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.  If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Corporation of its officers and directors, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Section 23. Employment Rights. Nothing in this Agreement is intended to create in Indemnitee any right to employment or continued employment.

Section 24. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 25.  Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

VEECO INSTRUMENTS INC.		INDEMNITEE:

By:
Name:		Name:
Title:

Address:	100 Sunnyside Boulevard, Suite B	Address:
Woodbury, NY 11797
Telecopy:	516-677-0380	Telecopy: